                                                                       EXHIBIT 5





                                October 31, 1997





First United Bancshares, Inc.
Main and Washington Streets
El Dorado, Arkansas  71730

Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") of 425,000 shares (the "Securities") of Common Stock, $1.00 par value, of First United Bancshares, Inc., an Arkansas corporation (the "Company"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the terms of the sale of the Securities have been duly established in conformity with the Company's articles of incorporation, and the Securities have been duly issued and sold as contemplated by the Registration Statement and upon consummation of the merger of City Bank and Trust of Shreveport with and into a new created wholly-owned subsidiary of the Company, the Securities will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Arkansas, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Opinions" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                       MITCHELL, WILLIAMS, SELIG, GATES & WOODYARD, P.L.L.C.


                       /s/ Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.